 Exhibit 99.1

EVI Industries Reports Record Second Quarter Results

Record Revenue and Gross Profits, and Improved Sales Processes Drove a $16M Increase in Operating Cash Flows; Sustained a Strong Balance Sheet Amid Continued Investments in Sales and Service Personnel, and the Development and Deployment of Advanced Technologies

Miami, Florida – February 9, 2024 – EVI Industries, Inc. (NYSE American: EVI) (“EVI” or the “Company”) announced today results for the three- and six-month periods ended December 31, 2023, including record revenue, gross profit, and operating cash flows. The Company also provided commentary on its results of operations, financial strength, growth initiatives, and the status of its technology investments. Click here to listen to the Company’s recorded earnings conference call.

Through disciplined execution of its long-term buy-and-build growth strategy and a thriving entrepreneurial culture, EVI has established itself as a leader in the highly fragmented North American commercial laundry distribution and services market. Since 2016, EVI has, among other achievements, completed twenty-five acquisitions, expanded into new geographies, retained and invested in additional sales and service personnel, broadened its OEM representations, and implemented advanced operating technologies. Today, the Company employs 750 people including 185 and 400 sales and service personnel, respectively, and the Company represents the broadest product portfolio in the industry. As a result, since 2016, EVI’s revenue, net income, and Adjusted EBITDA have grown at compounded annual growth rates (CAGRs) of 36%, 21%, and 33%, respectively. As a result of the Company’s success, management’s confidence in the Company’s business outlook, and consistent with the Company’s philosophy to reward those who are invested in its long-term strategy, during the quarter ended December 31, 2023, the Company paid a special cash dividend on its common stock of $0.28 per share, marking the fifth special cash dividend paid since the implementation of the buy-and-build growth strategy in 2016.

Results of Operations

EVI’s strong performance in the three- and six-month periods ended December 31, 2023 comes against the backdrop of record-breaking performance in the comparable periods of the prior fiscal year. Specifically, during the six months ended December 31, 2022, revenue, net income, and Adjusted EBITDA increased by 33%, 99%, and 67%, respectively, compared to the six-month period ended December 31, 2021, and revenue, net income, and Adjusted EBITDA grew 36%, 321%, and 94%, respectively, during the three months ended December 31, 2022 compared to the three months ended December 31, 2021. Last fiscal year’s performance was driven by pent-up demand, increased OEM pricing, and strength across each end-market of the commercial laundry industry. In contrast, OEM pricing actions in fiscal 2024 have been more moderate, end-market demand continues to be strong, and leads times have been shorter resulting in improved speed to the customer sales order fulfillment process. Results for the three and six-month periods ended December 31, 2023 also reflect heavy investment in efforts to grow the Company’s sales and service operations, new and additional facilities required to support the Company’s growth plans, and the development and deployment of advanced technologies. These investments aim to drive organic growth and improve productivity and efficiency in the future.

Summary of the Company’s Achievements for the Three- and Six-Month Periods Ended December 31, 2023

▪	Record second quarter and six-month revenues
▪	Record second quarter and six-month gross profit
▪	Record operating cash flows of $11 million for the six-month period, a $16 million increase over prior year
▪	Sustained a strong balance sheet with $26.6 million of net debt as of December 31, 2023
▪	New customer sales order contracts during the second fiscal quarter met the value of those fulfilled during period
▪	Completed one acquisition adding sales and service expertise to the Company’s Northeast Region
▪	Paid a $4.1 million dividend, the largest dividend since the inception of the Company’s buy-and-build strategy

Three-Month Results (compared to the three months ended December 31, 2022)

▪	Revenue increased 11% to a second quarter record of $91.4 million
▪	Gross profit increased 6% to a second quarter record of $26.4 million
▪	Gross margin was 29% compared to 30%
▪	Operating income was $3.0 million compared to $3.6 million
▪	Net income was $1.3 million, or 1.5% of revenue, compared to $2.2 million
▪	Adjusted EBITDA was $5.5 million, or 6% of revenue, compared to $5.9 million

Six-Month Results (compared to the six months ended December 31, 2022)

▪	Revenue increased 8% to a record $179.4 million
▪	Gross profit increased 6% to a record $52.1 million
▪	Gross margin was 29.0% compared to 29.7%
▪	Operating income was $5.6 million compared to $8.0 million
▪	Net income was $2.6 million, or 1.5% of revenue, compared to $5.1 million
▪	Adjusted EBITDA was $11.5 million, or 6.4% of revenue, compared to $12.4 million

Financial Strength, Operating Cash Flow, and Liquidity

During the fiscal year ended June 30, 2023, the Company invested much of its cash flow into working capital, primarily in inventory required to support short-term customer equipment and parts needs, and to fulfill confirmed customer sales order contracts. During the second quarter of fiscal 2024, the Company continued to monetize a portion of its inventory investment resulting in $11 million of operating cash flows for the six months ended December 31, 2023, reflecting a $16 million increase in operating cash flows as compared to the same period of the prior fiscal year. This record level of operating cash flows follows the payment of a special cash dividend on the Company’s common stock of $0.28 per share, or $4.1 million in the aggregate, paid during the second fiscal quarter. Given the Company’s financial strength, record operating cash flows, and growth prospects, net debt was reduced by 8.3% to $26.6 million as of December 31, 2023.

Mr. Nahmad commented: “We have been steadfast in our approach to capital allocations in connection with the buy-and-build components of our long-term growth strategy. We believe the merit to our approach has been demonstrated through a consistently growing company with low leverage, a strong balance sheet, and an attractive equity currency, and that the combination of these factors provides our Company with the financial wherewithal to invest across continuing operations and execute on strategic transactions of various size at any time. Further, notwithstanding current capital market conditions, our financial position yields us a significantly lower cost of capital over industry participants.”

Acquisitions

During the six months ended December 31, 2023, the Company completed the acquisition of ALCO Washer Center, a commercial laundry distributor and service provider. The acquisition strengthens EVI’s leading market share position in the northeast region of the United States.

Mr. Nahmad commented: “We continue to pursue acquisition and other strategic opportunities in the commercial laundry industry and across those product and service categories that meet our financial and strategic criteria. Ultimately, we believe that the combination of our value proposition, which is derived from the investments being made to expand our distribution and service network, including the expansion of our product offerings, makes us the provider of choice for industrial, on premise, vended, and multifamily laundry customers and the most attractive partner for domestic and global companies seeking growth in the North American commercial laundry industry.”

Investments in Organic Growth and Operations Optimization

In connection with the Company’s long-term growth and profitability objectives, the Company increased investments in the following key areas during the three and six-month periods ended December 31, 2023.

Sales Professionals: A core component of the Company’s organic growth strategy includes the deployment of additional sales professionals into geographies that represent market share growth opportunities. Accordingly, results of the Company’s operations for the six-month period ended December 31, 2023 include 18 more sales professionals, representing a 13% increase in sales professionals over the prior year period. The Company expects future returns on its investment in additional sales personnel in the form of new customer relationships, additional product sales, and installation revenues, followed by recurring parts and routine service revenues.

Service Technicians: Another core component of the Company’s organic growth strategy includes the deployment of additional installation and service technicians in support of sales activities and service opportunities industry wide. In connection with these efforts, the Company actively develops the next generation of technicians to address service opportunities across all four segments of the commercial laundry industry. Accordingly, results of operation for the six-month period ended December 31, 2023 include 28 more service technicians, representing a 9% increase in service technicians over the prior year period.

Field Service Management Platform: During the second fiscal quarter, the Company commenced the configuration and implementation of its Field Service Management (“FSM”) Platform aimed to transform the customer experience. The Company’s future FSM Platform will provide its field service technicians with real-time access to critical information designed to maximize technician utilization and efficiency, including real-time access to time-sensitive product detail, technical support, parts pricing and inventory availability, warranty management and route optimization. The Company believes that this advanced technology will not only improve the efficiency of service operations, but also drive future product sales growth through an improved customer experience.

Enterprise Resource Planning Systems: Over the last four years, the Company has consistently made significant investments to modernize and optimize its operations, including successful efforts to regionalize operations and implement new technologies at legacy business units. The Company’s new enterprise resource planning (“ERP”) system provides previously unavailable analytics that management now uses to make strategic growth decisions and to make decisions aimed to fine tune continuing operations. At this point, the initiatives in connection with legacy business units are nearing completion as approximately 85% of these business units are transacting on the end state system.

Important Fundamentals and Growth Drivers

The essential nature of commercial laundry products and continuous demand and growth across all end customer markets of the commercial laundry industry are catalysts for a growing installed base of commercial laundry systems across North America. These systems require advanced planning, thoughtful design, knowledgeable installation, and continuous post-installation services, including the replacement of equipment, parts, and accessories and the performance of maintenance and repair services. EVI’s large and growing sales and service network represents and services a broad range of products sourced from various domestic and international suppliers to support industrial, on-premise, vended, and multi-family customers serving a wide array of end-user categories. As such, the Company believes its fundamentals, financial strength, market strategy, entrepreneurial culture, technology initiatives, and strong supplier relations are important competitive advantages that support the Company’s ability to grow and capture more profitable market share going forward.

EVI’s Core Principles

EVI upholds specific core values and principles for its business, including:

▪	Invest and manage with a long-term perspective
▪	Uphold financial discipline with a view towards ensuring financial strength and flexibility
▪	Respect the entrepreneurs and management teams that join the EVI family
▪	Operate each business as a local business and empower its leaders to make local decisions
▪	Promote an entrepreneurial culture
▪	Instill a growth mindset and culture of continuous improvement
▪	Incentivize and reward performance with equity participation
▪	Establish strong relationships with our OEM partners

Mr. Nahmad further added: “Consistent with our core principles, our strategy is long-term focused and takes time, patience, and thoughtful execution. We continue to pursue acquisitions and other strategic opportunities in the commercial laundry industry and across other product and service categories that meet our financial and strategic criteria. While we are pleased with our operating performance, we continue steadfast in our pursuit of growth through the execution of our long-term buy-and-build growth strategy.”

Earnings Conference Call and Additional Information

The Company has provided a pre-recorded earnings conference call, including a business update, which can be accessed under “Financial Info” in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo. For additional information regarding the Company’s results for the three and six months ended December 31, 2023, please see the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, as filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers EBITDA to be an important indicator of its operating performance. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories to single or multiple units of equipment, to large complex systems as well as the purchase of the Company’s installation, maintenance, and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may relate to, among other things, events, conditions, and trends that may affect the future plans, operations, business, strategies, operating results, financial position and prospects of the Company. Forward looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ materially from the future results, trends, performance or achievements expressed or implied by such forward looking statements. These risks and uncertainties include, among others, those associated with: general economic and business conditions in the United States and other countries where the Company operates or where the Company’s customers and suppliers are located; industry conditions and trends; credit market volatility; risks related to supply chain delays and disruptions and their impact on the Company’s business and results, including the Company’s ability to deliver products and provide services to its customers on a timely basis; risks relating to inflation, including the current inflationary trend, and the impact of inflation on the Company’s costs and its ability to increase the price of its products and services to offset such costs, and on the market for the Company’s products and services; risks related to labor shortages and increases in the costs of labor, and the impact thereof on the Company, including its ability to deliver products, provide services or otherwise meet customers’ expectations; risks associated with international relations and international hostilities and the impact thereof on economic conditions, including supply chain constraints and inflationary trends; risks relating to rising interest rates, including the impact thereof on the cost of the Company’s indebtedness and the Company’s ability to raise capital if deemed necessary or advisable; risks related to the Company’s ability to implement its business and growth strategies and plans, including changes thereto, and the risk that the Company may not be successful in achieving its goals; risks and uncertainties associated with the Company’s ”buy-and-build” growth strategy, including, without limitation, that the Company may not be successful in identifying or consummating, or have the liquidity to or otherwise be financially positioned or able to consummate, acquisitions or other strategic transactions, integration risks, risks related to indebtedness incurred by the Company in connection with the financing of acquisitions, dilution experienced by the Company’s existing stockholders as a result of the issuance of shares of the Company’s common stock in connection with acquisitions, risks related to the business, operations and prospects of acquired businesses, risks that suppliers of the acquired business may not consent to the transaction or otherwise continue its relationship with the acquired business following the transaction and the impact that the loss of any such supplier may have on the results of the Company and the acquired business, risks that the Company’s goals or expectations with respect to acquisitions and other strategic transactions may not be met, and risks related to the accounting for acquisitions; risks related to organic growth initiatives, including that they may not result in the benefits anticipated; risks that the Company’s investments, including in sales and service personnel, technology investments, including in respect of the enterprise resource planning system and field service platform, and investments, in acquired businesses or otherwise in support of growth, and initiatives in furtherance thereof may not result in the benefits anticipated and may result in disruptions to the Company’s operations, expenses in connection with these investments and initiatives may be more costly than anticipated and the implementation of these initiatives may not be completed when expected; technology changes; the risk that the Company may not achieve growth consistent with historical levels, at the level expected, or at all; risks relating to the Company’s relationships with its principal suppliers and customers, including concentration risks and the impact of the loss of any such relationship; risks related to the Company’s indebtedness; the availability, terms and deployment of debt and equity capital if needed for expansion or otherwise; the availability and cost of inventory purchased by the Company, and the risk that the sales of inventory subject to purchase orders may not be completed as or when expected, or at all; risks relating to the recognition of revenue, including the amount and timing thereof (including potential delays resulting from, among other circumstances, delays in installation); risks related to the material weakness in the Company’s internal control over financial reporting, the Company’s ability to remediate such weakness in the anticipated timeframe, and the costs incurred in connection therewith; the risk that dividends may not be paid in the future; and other economic, competitive, governmental, technological and other risks and factors discussed elsewhere in the Company’s filings with the SEC, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.
Condensed Consolidated Results of Operations (in thousands, except per share data)

	Unaudited	Unaudited	Unaudited	Unaudited
	6-Months Ended	6-Months Ended	3-Months Ended	3-Months Ended
	12/31/23	12/31/22	12/31/23	12/31/22

Revenues	$179,438	$166,066	$91,364	$82,638
Cost of Sales	127,340	116,749	64,958	57,826
Gross Profit	52,098	49,317	26,406	24,812
SG&A	46,530	41,290	23,455	21,168
Operating Income	5,568	8,027	2,951	3,644
Interest Expense, net	1,593	1,002	823	625
Income before Income Taxes	3,975	7,025	2,128	3,019
Provision for Income Taxes	1,352	1,954	787	795
Net Income	$2,623	$5,071	$1,341	$2,224

Net Earnings per Share
Basic	$0.18	$0.35	$0.09	$0.16
Diluted	$0.17	$0.35	$0.09	$0.15

Weighted Average Shares Outstanding
Basic	12,621	12,545	12,659	12,534
Diluted	13,245	12,782	13,273	12,654

EVI Industries, Inc.
Condensed Consolidated Balance Sheets (in thousands, except per share data)
	Unaudited
	12/31/23	06/30/23
Assets
Current assets
Cash and cash equivalents	$4,264	$5,921
Accounts receivable, net	44,255	48,391
Inventories, net	56,172	59,167
Vendor deposits	1,729	2,291
Contract assets	3,569	1,181
Other current assets	6,882	8,547
Total current assets	116,871	125,498
Equipment and improvements, net	13,386	12,953
Operating lease assets	9,966	8,714
Intangible assets, net	23,075	24,128
Goodwill	74,156	73,388
Other assets	9,562	9,166
Total assets	$247,016	$253,847

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$34,614	$38,730
Accrued employee expenses	10,828	10,724
Customer deposits	23,001	23,296
Contract liabilities	221	668
Current portion of operating lease liabilities	3,495	3,027
Total current liabilities	72,159	76,445
Deferred income taxes, net	5,004	5,023
Long-term operating lease liabilities	7,387	6,554
Long-term debt, net	30,886	34,869
Total liabilities	115,436	122,891

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	321	318
Additional paid-in capital	104,438	101,225
Treasury stock	(4,339)	(3,195)
Retained earnings	31,160	32,608
Total shareholders' equity	131,580	130,956
Total liabilities and shareholders' equity	$247,016	$253,847

EVI Industries, Inc.
Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)
	For the six months ended
	12/31/23	12/31/22
Operating activities:
Net income	$2,623	$5,071
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	3,000	2,912
Amortization of debt discount	17	12
Provision for bad debt expense	283	263
Non-cash lease expense	49	(30)
Stock compensation	2,924	1,482
Inventory reserve	274	(250)
(Benefit) provision for deferred income taxes	(19)	178
Other	25	(183)
(Increase) decrease in operating assets:
Accounts receivable	3,910	4,501
Inventories	3,193	(9,166)
Vendor deposits	562	(480)
Contract assets	(2,388)	(7,261)
Other assets	1,269	(1,328)
(Decrease) increase in operating liabilities:
Accounts payable and accrued expenses	(4,172)	(519)
Accrued employee expenses	104	(290)
Customer deposits	(349)	723
Contract liabilities	(447)	(507)
Net cash provided (used) by operating activities	10,858	(4,872)

Investing activities:
Capital expenditures	(2,376)	(1,838)
Cash paid for acquisitions, net of cash acquired	(987)	(1,874)
Net cash used by investing activities	(3,363)	(3,712)

Financing activities:
Dividends paid	(4,071)	—
Proceeds from borrowings	35,500	32,000
Debt repayments	(39,500)	(23,000)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(1,144)	(66)
Issuances of common stock under employee stock purchase plan	63	59
Net cash (used) provided by financing activities	(9,152)	8,993
Net (decrease) increase in cash	(1,657)	409
Cash at beginning of period	5,921	3,974
Cash at end of period	$4,264	$4,383

EVI Industries, Inc.
Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)
	For the six months ended
	12/31/23	12/31/22
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,578	$942
Cash paid for income taxes	$3,631	$888

Supplemental disclosures of non-cash financing activities:
Common stock issued for acquisitions	$229	$503

The following table reconciles net income, the most comparable GAAP financial measure, to EBITDA.

EVI Industries, Inc.
Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands)

	Unaudited	Unaudited	Unaudited	Unaudited
	6-Months Ended	6-Months Ended	3-Months Ended	3-Months Ended
	12/31/23	12/31/22	12/31/23	12/31/22

Net Income	$2,623	$5,071	$1,341	$2,224
Provision for Income Taxes	1,352	1,954	787	795
Interest Expense, Net	1,593	1,002	823	625
Depreciation and Amortization	3,000	2,912	1,454	1,466
Amortization of Share-based Compensation	2,924	1,482	1,068	802
Adjusted EBITDA	$11,492	$12,421	$5,473	$5,912

EVI Industries, Inc.

Henry M. Nahmad

Chairman and CEO

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

(305) 402-9300

Investor Relations

(305) 402-9300

info@evi-ind.com